Exhibit 10.37

CopyTele, Inc. has redacted certain confidential information in this agreement in reliance upon its confidential treatment request that it filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended. In this agreement, we indicate each redaction by use of the following symbol [***]. Such Confidential portions have been omitted and filed separately with the Commission).

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is hereby made and entered into as of the 19th day of September, 2012 (the “Effective Date”), by and between COPYTELE, INC., a Delaware corporation the “Company”), and Amit Kumar (“Consultant”).

WITNESSETH:

WHEREAS, the Company desires to retain the services of Consultant and Consultant desires to provide services to the Company, all in accordance with and subject to the terms and conditions set forth herein; and;

NOW THEREFORE, in consideration of the promises and mutual obligations hereinafter set forth, the Company and Consultant hereby agree as follows:

Section 1. Relationship of the Parties.  The Company hereby retains  Consultant to provide the services set forth in Section 3 below.  Both parties intend and agree that the relationship of Consultant to the Company is that of an independent contractor, and not an employment relationship.  Consultant shall have no authority to create or assume obligations on behalf of the Company or otherwise bind the Company in any manner or thing whatsoever..

Section 2. Term of Agreement.  The Company and Consultant may terminate the relationship and this Agreement for any reason or no reason, at any time, subject to the notice requirements set forth in Section 16 hereof.  Upon termination of this Agreement, the Company shall have no further obligation or liability hereunder to pay or provide any, consulting fees to Consultant except as explicitly set forth herein.

Section 3. Services.

(a) Consultant shall use its best efforts and shall devote sufficient time as reasonably required in the performance of his Services to the Company under this Agreement.  To this end, Consultant’s responsibilities (the “Services”) shall include but not be limited to serving in an advisory capacity, including without limitation providing advice with respect to advice strategic planning, operational and management issue, and business development and financing opportunities.  The manner, means, details and methods by which Consultant performs the Services under this Agreement shall be solely within Consultant’s discretion and in accordance with Consultant’s independent judgment, provided that Consultant shall perform the Services substantially in accordance with generally accepted practices and principles of the industry.

(b) During the term of the Agreement, Consultant shall (i) report to the Chief Executive Officer of the Company, or to any other person designated by the Chief Executive Officer of the Company with respect to his Services and (ii) perform the Services at a location of his choosing, with exception for necessary business travel, requested upon reasonable advance notice by the Company and subject to Consultant’s availability.

(c) The Company understands that the nature of the Services are part time and that Consultant will be engaged in other business activities during the term of this Agreement.  Consultant shall be available at reasonable times and with reasonable frequency, in person or by telephone, to consult with the Company senior management regarding the Services hereunder. The Company and Consultant shall meet periodically, at mutually agreeable times, to discuss the status of Consultant’s progress in the performance of the Services hereunder.

Section 4. Compensation.

(a) Consulting Fee.  As compensation for the services to be performed by Consultant during his term of this Agreement, the Company shall pay or shall cause to be paid to Consultant an annual consulting fee of $120,000 (“Consulting Fee”), payable monthly in arrears; provided, however, that the Consulting Fee shall accrue but shall not be payable until the Cash Milestone (as hereinafter defined) is achieved.

(b) Bonus.

(i) Consultant shall be eligible to receive the following bonuses and on the following terms and conditions:

(A) a one-time bonus equal to $50,000 (the “Cash Milestone Bonus”), upon the generation of one or more cash payments or transfer of one or more assets to the Company which in the aggregate equal or exceed or have a fair market value equal to or in excess of $[***] million (the “Cash Milestone”) within 12 months of the Effective Date. The Cash Milestone may be achieved in installments via, without limitation, the sale of the Company’s common or preferred stock, the sale, licensing, exchange, or enforcement of one or more Company assets, the collection of proceeds resulting from the Company’s existing or hereafter entered into license agreements, or any debt or equity financing arrangement approved by the Company’s Board of Directors which results in cash proceeds being paid to the Company.

(B) a one-time bonus equal to $50,000 (the “First Target Price Bonus”), if the Average Market Price of the Company’s Common Stock (as hereinafter defined) exceeds $[***] per share (the “First Target Price”) within 12 months from the Effective Date; and

(C) a one-time bonus equal to $50,000 (the “Second Target Price Bonus”); if the Average Market Price of the Company’s Common Stock exceeds $[***] per share (the “Second Target Price”) within 12 months of the Effective Date.

(ii) The Company shall pay the Cash Milestone Bonus, the First Target Price Bonus and Second Target Price Bonus to Consultant within 30 days of the achievement of such bonus or bonuses, but only if Consultant was still providing the Services to the Company on the date such respective bonus or bonuses were achieved.

(c) Equity Rights.  On the date hereof, as additional fee for his Services to the Company under this Agreement, the Company hereby grants to Consultant the following options (the “Options”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

(i) An Option to purchase 8,000,000 shares of Common Stock. The exercise price of the Option shall equal the average of the high and the low trading price of the Common Stock on the Trading Day immediately preceding the approval of such options by the Board of Directors (the “Grant Date”), shall expire ten years after the Grant Date and shall vest in 36 equal monthly installments commencing on the Grant Date (provided, however, that in the event this Agreement is terminated or constructively terminated at any time by the Company without Cause (as hereinafter defined), an additional 12 months of vesting shall be accelerated and become exercisable (the “Accelerated Options”) and otherwise pursuant to the terms and conditions of Time Vested Stock Option Agreement, a copy of which is attached hereto as Exhibit A.

(ii) An Option to purchase 8,000,000 shares of Common Stock. The   exercise price of the Option shall equal the average of the high and the low trading price of the Common Stock on the Trading Day immediately preceding the Grant Date, shall expire ten years after the Grant Date and shall vest as follows: (x) as to 2,666,667 shares upon the achievement  of the Cash Milestone, (y) as to 2,666,667 shares upon the occurrence of the First Target Price, and (z) as to 2,666,666 shares upon the occurrence of the Second Target Price, and otherwise pursuant to the terms and conditions of Performance Based Stock Option Agreement, a copy of which is attached hereto as Exhibit B.

All Options granted hereunder shall be subject to terms and conditions that are no less favorable than the terms set forth in the Company’s 2010 Share Incentive Plan, the terms and conditions of which are incorporated herein by reference. Notwithstanding the foregoing option grants, the Options shall not be exercisable unless and until (i) an amendment to the Company’s Certificate of Incorporation increasing the number of shares of Common Stock to 300 million has been approved by stockholders, (ii) the Options have been approved by stockholders in accordance with California law or exemption from registration is available under the California “blue sky” laws, and (iii) a Registration Statement on Form S-8 covering the shares of Common Stock issuable upon exercise of the Options shall have been filed with the Securities and Exchange Commission.  The Company shall use its best efforts to meet the conditions set forth in (i), (ii) and (iii) above as soon as reasonably practical.

Section 5. Benefits.  Both parties acknowledge and agree that, as an independent contractor, Consultant is not entitled to any employee benefits provided by the Company to its employees.  Consultant shall be solely responsible for any benefit coverages for himself and his employees and agents.

Section 6. Expenses.  The Company recognizes that Consultant may incur certain out-of-pocket expenses related to the Services and the Company’s business.   Therefore, the Company, shall upon submission and approval of an expense report which is reasonably acceptable to the Company, reimburse Consultant within 30 days for all reasonable and necessary business expenses incurred by him in connection with the performance of Consultant’s obligations hereunder in accordance with Company policies existing at the time the report is submitted, as may be amended from time to time within the sole and reasonable discretion of the Company. As a condition of all reimbursements, Consultant agrees to comply with the Company’s reasonable policies and procedures regarding business expenses.  For purposes of satisfying Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the parties agree that the amounts reimbursed hereunder for one calendar year shall not affect the amounts reimbursed for other calendar years, and reimbursement payments, if any, shall in all events be made no later than the end of the calendar year following the calendar year in which the applicable business expense is incurred.1

Section 7. Rights and Benefits Upon Termination

(a) In the event Consultant’s Services are terminated by the Company or by Consultant for any reason or no reason, the Company shall be obligated to pay to Consultant only any Consulting Fees and/or bonus due pursuant to Section 4 and any unpaid reasonable and necessary expenses under Section 6 and Section 16, through the date of termination.  All such payments shall be made in a lump sum to Consultant immediately following termination.

(b) In the event of the termination of Consultant’s Services to the Company, all provisions of this Agreement shall be terminated on the date that Consultant’s Services to the Company and shall have no further force and effect except that the provisions of Sections 8 through 11, 14, 17, 20, 22, 24, and 26 shall survive termination of this Agreement and continue in full force and effect for the period provided therein.

Section 8. Confidentiality and Non-Disclosure.

(a) Protection of Company Confidential Information.   Consultant agrees to use his reasonable efforts to protect and hold in confidence all Company Confidential Information, as defined in Section 24(e) below.  Consultant acknowledges and agrees that his relationship with the Company with respect to Confidential Information is fiduciary in nature.  Consultant agrees that he will not, either during or after the termination of Consultant’s affiliation with the Company, directly or indirectly use any of the Company Confidential Information, and will not directly or indirectly knowingly disclose, communicate or disseminate (orally or in writing, digitally or electronically) any of the Company Confidential Information to any party for any purpose other than to fulfill Consultant’s authorized obligations to the Company in connection with his affiliation with the Company or as otherwise required by subpoena, court order or operation of law under Section 8(f).  Consultant agrees to comply with these non-disclosure and non-use obligations for the duration of Consultant’s affiliation with the Company and at all times thereafter.

(b) Protection of Company Trade Secrets.   Consultant agrees to use his reasonable efforts to protect and hold in confidence all of the Company’s Trade Secrets, as defined in Section 24(h) below.  Consultant agrees that he will not directly or indirectly use any of the Company’s Trade Secrets, and will not directly or indirectly knowingly disclose, communicate or disseminate (orally or in writing, digitally or electronically) any of the Company’s Trade Secrets to any party for any purpose other than to fulfill Consultant’s authorized obligations to the Company in connection with his affiliation with the Company or as otherwise required by subpoena, court order or operation of law under Section 8(f).  Consultant agrees to comply with these non-disclosure and non-use obligations for the duration of Consultant’s affiliation with the Company and at all times thereafter.

(c) Inventions, Ideas and Patents.  Consultant agrees to disclose promptly to the Company (which shall receive it in confidence), and only to the Company, any invention or idea conceived, developed by Consultant alone or with others (whether or not patentable or registrable under patent, copyright or similar statutes and including all rights to obtain, register, perfect, and enforce those property interests), at any time during Consultant’s affiliation with the Company or after his termination of affiliation with the Company where such invention or idea relates directly to the then current business of the Company (an “Invention”).  Consultant agrees that any Invention shall belong to the Company without further compensation to Consultant, and Consultant hereby assigns to the Company any and all intellectual property and other legal rights to any such Invention.  Consultant will cooperate with the Company and sign all papers deemed necessary by the Company to enable it to obtain, maintain, protect and defend exclusive ownership of all rights in such Inventions.  Consultant’s obligation to assist the Company or any person designated by it in obtaining and enforcing its rights shall continue beyond the cessation of Consultant’s affiliation with the Company.  The Company will compensate Consultant for reasonable expenses and other costs incurred by Consultant in assisting Company to enforce said rights.

Notwithstanding the foregoing, Consultant understands that this Agreement does not apply to an Invention which qualifies fully under the provisions of California Labor Code section 2870(a).  That section provides:

Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:  (1)  relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or  (2) result from any work performed by the employee for the employer.

Consultant has listed in Exhibit C all Inventions or improvements relevant to the subject matter of his affiliation with the Company that have been made or conceived of or first reduced to practice by Consultant alone or jointly with others before his affiliation and that are excluded from the operation of this Agreement.  This list includes all unpatented but potentially patentable ideas and inventions conceived prior to his affiliation which have not been assigned to a former employer.  Consultant represents and warrants that such list is complete.

(d) Work Product.   All writings, tapes, recordings, computer programs and other works in any tangible medium of expression, and all other work product that Consultant has prepared or that others have prepared at Consultant’s direction, or to which Consultant has contributed, in connection with his affiliation with the Company (collectively “Work Product”), and all copyrights and other intellectual property and other rights in and to the Work Product, belong solely, irrevocably and exclusively throughout the world to the Company, in the case of any works of authorship, as works made for hire, as defined by the U.S. copyright laws.  However, to the extent any court or agency should conclude that any works of authorship within the Work Product (or any of it) does not constitute or qualify as a “work made for hire,” Consultant hereby assigns, grants and delivers, solely and irrevocably, exclusively and throughout the world to the Company, all copyrights and other intellectual property rights to such Work Product.  Consultant also agrees to cooperate with the Company and to execute such other further grants and assignments of all rights as the Company from time to time reasonably may request for the purpose of evidencing, enforcing, registering or defending its ownership of the Work Product and the copyrights and other intellectual property rights in them.  Without limiting the preceding provisions of this Section 8(d), Consultant agrees that the Company may edit, modify, use, publish and otherwise exploit Work Product in all media and in such manner as the Company, in its sole discretion, may determine.

(e) Return of Property.   Upon the termination or expiration of Consultant’s affiliation with the Company for any reason, or any time upon the Company’s request, Consultant shall immediately deliver to the Company: (i) all of its software, computers, modems, diskettes, instruments, tools, devices, documents, plans, records, drawings, electronic or digital files or materials, passwords, papers, notes and all other materials, and any copies thereof, in Consultant’s possession or control that relate in any way to the Company’s business, and (ii) all other property relating to Consultant’s affiliation, including, without limitation, the Company credit cards, telephone cards, office keys, desk keys and security passes.

(f) Notwithstanding any other provision of this Agreement, Consultant may disclose Confidential Information, Trade Secrets, and Work Product to the extent such disclosure is required by law, rule, regulation or legal process; provided, however, that Consultant shall where practical, give prompt written notice of any such request for such information to the Company prior to disclosure, and agrees to cooperate with the Company, at the Company’s expense, to the extent practicable, to challenge the request or limit the scope thereof, as the Company may reasonably deem appropriate.

Section 9. Indemnification and Insurance Obligations.

If Consultant is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that Consultant is or was a trustee, director, manager or officer of the Company or any subsidiary or is or was serving at the request of the Company or any subsidiary as a trustee, director, manager, officer, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, Consultant shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, and the Company’s certificate of incorporation and bylaws as the same exist or may hereafter be amended, against all expenses (including, without limitation, reasonable attorney fees) incurred or suffered by Consultant in connection therewith, and such indemnification shall continue as to Consultant even if Consultant has ceased to be an officer, director, manager, trustee or agent, or is no longer affiliated with the Company and shall inure to the benefit of Consultant’s heirs, executors and administrators. In addition, the Company shall, if requested by Consultant and to the extent permitted by and subject to any terms and conditions contained in, the Delaware General Corporate Law and the Company’s certificate of incorporation and bylaws, advance to Consultant all amounts necessary to pay any expenses, including reasonable fees and expenses of counsel, incurred by Consultant in connection with such proceeding. In order to ensure that resources are available to the Company to satisfy its indemnification obligations hereunder, the Company shall maintain managers and officers insurance with the levels of coverage currently maintained by the Company.

Section 10. Non-Solicitation and Non-Interference.

(a) Non-Solicitation.  During Consultant’s affiliation with the Company, and for a period of one year following the termination of his affiliation with the Company for any reason, with the exception of Robert A. Berman and John Roop, Consultant shall not directly induce or encourage:

(i) any employee, Consultant, director, agent or consultant of the Company to leave his position or seek employment or association with any Person (defined at Section 24(g)) that is a competitor of the Company; or

(ii) any dealer, supplier or customer of the Company to modify or terminate any relationship, whether or not evidenced by a written contract, with the Company.

Section 11. Enforcement of Covenants.

(a) Consultant agrees that damages at law for violation of the covenants contained in Sections 8 and 10 would not be an adequate or proper remedy for the Company.  Therefore, if Consultant violates any of the provisions of such covenants, the Company shall be entitled to obtain a temporary or permanent injunction over the person and subject matter, prohibiting any further violation of any such covenants.  The Company shall not be required to post bond.  The injunctive relief provided herein shall be in addition to any award of damages, compensatory, exemplary or otherwise, payable by reason of such violation.

Section 12. Non-Disparagement.  Consultant agrees not to make negative comments or otherwise disparage the Company or its officers, directors, employees, shareholders or agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation.  The Company agrees that the members of the Board and officers of the Company as of the date hereof will not, while affiliated with the Company or serving as a director of the Company, as the case may be, make negative comments about Consultant or otherwise disparage Consultant in any manner that is likely to be harmful to Consultant’s business or personal reputation.  The foregoing shall not be violated by truthful statements, whether in response to legal process, required governmental testimony or filings, or otherwise and the foregoing limitation on Consultant and the Company’s directors and officers will not be violated by statements that they in good faith believe are necessary or appropriate to make in connection with performing their duties for or on behalf of the Company.

Section 13. Negotiation at Arms’ Length.  Consultant acknowledges that he has been informed of the advisability of consulting with his own counsel regarding this Agreement, and has in fact consulted counsel, who has participated in the drafting of this Agreement and that this Agreement has been negotiated at arms’ length by the parties, and should not be construed against either party as drafter or otherwise.  Neither party is under any compulsion to enter into this Agreement, and has entered into the Agreement voluntarily and as their own free act.

Section 14. Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14):

To the Company:

CopyTele, Inc.

900 Walt Whitman Road

Melville NY  11747

Facsimile: (631) 549-5974

Email: hpherms@copytele.com

Attn: Chairman of the Board

To Consultant:

Amit Kumar

c/o CopyTele, Inc.

900 Walt Whitman Road

Melville NY  11747

Facsimile: (631) 549-5974

Email: amitoptigon@hotmail.com

Section 15. Entire Agreement; Modification; and Waiver.

   This Agreement contains the entire understanding between the parties hereto, and supersedes any prior oral or written agreement, with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto.  Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether similar or not).

Section 16. No Continuing Obligation.

   Nothing herein shall be construed to place upon the Company a continuing obligation to retain Consultant.  Consultant acknowledges and agrees that other than termination for Cause, his affiliation with the Company may be terminated at any time, by the Company upon 90 days prior written notice.

Section 17. Applicable Law; Jurisdiction.

(a) Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflicts of law principles thereof.

(b) Jurisdiction.  EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION OVER LOS ANGELES, CALIFORNIA, AND THAT SUCH COURTS SHALL BE THE EXCLUSIVE JURISDICTION AND VENUE FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 17.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF SUCH COURTS’ JURISDICTION AND VENUE FOR ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 18. Assignment.  Consultant acknowledges that his services are unique and personal.  Accordingly, Consultant may not assign his rights or delegate his duties or obligations under this Agreement, except with respect to certain rights to receive payments as described in Section 7(a).

Section 19. Successors; Binding Agreement.  The Company’s rights and obligations under this Agreement shall inure to the benefit and shall be binding upon the Company’s successors and assigns.

Section 20. Attorneys’ Fees and Costs.  If an action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief which it or he may be entitled.

Section 21. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties hereto reflected hereon as the signatories. Facsimile or PDF copies of such signed counterparts may be used in lieu of the originals for any purposes.

Section 22. Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability or any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 23. Headings.  Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

Section 24. Definitions.  For purposes of this Agreement, the following terms shall have the following definitions:

(a) “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such Person, (ii) any Person directly or indirectly owning or Controlling 50% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii).

(b) “Average Market Price” means arithmetic average of the VWAP of the Common Stock for a period of 15 Trading Days.

(c) “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

(d) “Cause” means, without affecting or modifying the at-will nature of Consultant’s affiliation with the Company, (i) Consultant’s commission of or entrance of a plea of guilty or nolo contendere to a felony; (ii) Consultant’s conviction for engaging or having engaged in fraud, breach of fiduciary duty, a crime of moral turpitude, dishonesty, or other acts of willful misconduct or gross negligence in connection with the business affairs of the Company or its Affiliates; (iii) a conviction for theft, embezzlement, or other intentional misappropriation of funds by Consultant from the Company or its Affiliates; or (iv) a conviction in connection with the willful engaging by Consultant in conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise.

(e) “Company Confidential Information” means any private, non-public or competitively sensitive information or data of or about the Company, its business or the Company’s clients that is not generally or readily known by the public or not generally or readily accessible or available to the public.  The Company Confidential Information shall be deemed to include, among other things, business plans and financial information relating to the Company, the names, addresses, telephone numbers, contact persons and other identifying information relating to the Company clients, Company business records and personal information relating to the Company’s employees, Consultants, consultants, directors and agents, including compensation arrangements of such employees and agents. For purposes of this definition, Company Confidential Information shall not include information in the knowledge or possession of Consultant prior to the Effective Date.  The Company acknowledges that prior to the Effective Date, Consultant has substantial knowledge and experience in business and legal matters similar to those matters that may be engaged in by the Company and that nothing herein shall prohibit Consultant from using or disclosing any such information.

(f) “Independent Third Party” means, any Person who is not an Affiliate of  the Company.

(g)  “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

(h)  “Trade Secret” means all information or data of or about a party (including but not limited to, confidential business information, technical and non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers) that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means, by other Persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Company acknowledges that prior to the Effective Date, Consultant has substantial knowledge and experience in business and legal matters similar to those matters that may be engaged in by the Company and that nothing herein shall prohibit Consultant from using or disclosing any such information.

(i) “Trading Day” means any day on which the Common Stock is listed or quoted and traded on its primary trading market.

(j) “VWAP” means on any particular Trading Day or for any particular period the volume weighted average trading price per share of the Common Stock on such date or for such period on an primary market as reported by Bloomberg L.P., or any organization performing similar functions.

Section 25. Withholdings of Taxes.

  Consultant certifies that he is an independent contractor and, as such, he will be solely responsible for all of its own federal, state and local taxes and all taxes for himself and any of his employees, including, but not limited to, social security and Medicare taxes. Consultant further acknowledges and agrees that he will be responsible for the remittance of all of the afore-enumerated tax payments on behalf of Consultant and his own employees and agents, if any, none of whom shall be considered or deemed employees of the Company for any purpose.

Section 26. Section 409A.  To the extent required to comply with Section 409A of the Code, any payment or benefit required to be paid under this Agreement on account of termination of Consultant’s affiliation with the Company (or any other similar terms) shall be made only in connection with a “separation from service” with respect to Consultant within the meaning of Section 409A of the Code.

In the event that Consultant is a “specified employee” (as described in Section 409A of the Code), and any payment or benefit payable pursuant to this Agreement constitutes deferred compensation under Section 409A of the Code, then the Company and Consultant shall cooperate in good faith to undertake any actions that would cause such payment or benefit not to constitute deferred compensation under Section 409A of the Code.  In the event that, following such efforts, the Company determines (after consultation with its counsel) that such payment or benefit is still subject to the six-month delay requirement described in Section 409A(2)(b) of the Code in order for such payment or benefit to comply with the requirements of Section 409A of the Code, then no such payment or benefit shall be made before the date that is six months after Consultant’s “separation from service” (as described in Section 409A of the Code) (or, if earlier, the date of Consultant’s death). Any payment or benefit delayed by reason of the prior sentence (the “Delayed Payment”) shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

For purposes of applying the provisions of Section 409A of the Code to this Agreement, each separately identified amount to which Consultant is entitled under this Agreement shall be treated as a separate payment.  In addition, to the extent permissible under Section 409A of the Code, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

Section 27. Exhibits.  Any Exhibits attached hereto are incorporated herein by reference and are an integral part of this Agreement.

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IN WITNESS WHEREOF, the Company and Consultant have duly executed and delivered this Agreement as of the day and year first shown above written.

CONSULTANT:

__________________________________

Amit Kumar

COPYTELE, INC.

By:________________________________

     Name:

     Title:

EXHIBIT a

TIME VESTED STOCK OPTION

EXHIBIT b

PERFORMANCE BASED STOCK OPTION

EXHIBIT C

The following is a complete list of all inventions or improvements relevant to the subject matter of my affiliation with the Company that have been made or conceived of or first reduced to practice by me, alone or jointly with others, before my affiliation with the Company:

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